UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2014

GLOBUS MEDICAL, INC.
(Exact name of registrant as specified in charter)

DELAWARE	001-35621	04-3744954
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2560 GENERAL ARMISTEAD AVENUE, AUDUBON, PA 19403
(Address of principal executive offices) (Zip Code)
(610) 930-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On October 30, 2014 we issued a press release reporting, among other things, our sales and operating results for the three and nine month periods ended September 30, 2014. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 2.02 as is fully set forth herein.
In accordance with general instruction B.2 to Form 8-K, the information included in this Item 2.02, and the exhibits attached hereto, shall be deemed to be “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 27, 2014, Richard A. Baron informed Globus Medical, Inc. (the “Company”) of his decision to resign as Senior Vice President and Chief Financial Officer of the Company to pursue other interests.  Mr. Baron has agreed to remain with the Company through a transition period.  As part of the Company’s transition plan, Mr. Baron will step down as the Company’s Chief Financial Officer on November 3, 2014 to allow him to focus on issues related to the transition. Dave Demski, the Company’s President and Chief Operating Officer, will also assume the role of the Company’s Chief Financial Officer and will serve as the Company’s principal financial officer on an interim basis until the new Chief Financial Officer is hired. Mr. Demski previously served as the Company’s Chief Financial Officer from 2003 until his promotion to President and Chief Operating Officer in 2008.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBUS MEDICAL, INC.
(Registrant)

Dated:	October 30, 2014	/s/ RICHARD A. BARON

Richard A. Baron
Senior Vice President
Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Description

99.1	Press Release dated October 30, 2014